RECONTRIBUTION AGREEMENT

        This Recontribution Agreement (the "Agreement") by and between Pentacon, Inc., a Delaware corporation (the "Company") and STOCKHOLDER (the "Founding Stockholder") a stockholder of FOUNDING COMPANY, a ____________ corporation (the "Founding Company") is hereby entered into and effective as of the ___________ day of March, 1998. Unless otherwise defined herein, capitalized terms have the meanings assigned to them in the prospectus (the "Prospectus") included in the Company's Registration Statement on Form S-1, as amended (Registration No. 333-41383).

                                    RECITALS

        WHEREAS, in connection with the organization and formation of the Company, as described in the Prospectus under the caption "Certain Transactions", the Founding Stockholder has agreed to acquire Common Stock of the Company (the "Shares") and cash in consideration for Founding Stockholder's interest in the Founding Company (the "Investment"); and

        WHEREAS, the offer and sale of Shares in connection with the Investment has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") but has been structured as a private placement exempt from the registration requirements of the Securities Act; and

        WHEREAS, due to changes in market conditions and certain delays in consummation of the Acquisition, certain termination rights may arise, under the Acquisition Agreement to which the Founding Stockholder is a party, in favor of the Founding Stockholder; and

        WHEREAS, the Founding Stockholder has agreed in the Letter Agreement by and between the Founding Stockholder and the Company of even date herewith (the "Letter Agreement") not to exercise such termination rights but to proceed with the transactions contemplated by the Acquisition Agreement to which the Founding Stockholder is a party in accordance with the terms of such Acquisition Agreements; and

        WHEREAS, such election by the Founding Stockholder not to exercise such termination rights could arguably impact the private placement exemption upon which the Company is relying in its offer and sale of the Shares and could result in the Founding Stockholder being granted certain rights under federal and/or state securities law, including a possible right to rescind the Investment; and

        WHEREAS, the parties hereto have entered into that certain Waiver Agreement of even date herewith (the "Waiver") pursuant to which the Founding Stockholder waived certain rights the Founding Stockholder may have to rescind the Investment.

        NOW THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each it is hereby agreed as follows:

HOU04:82603.1

        1. The Founding Stockholder agrees that if the Waiver is deemed void or unenforceable for any reason, including, without limitation, Section 14 of the Securities Act, the entire beneficial interest in all property and amounts received by the Founding Stockholder in any action to rescind the Investment (whether initiated by the Founding Stockholder) or otherwise received or receivable by the Founding Stockholder as damages for failure to register the offer and sale of Shares under the Securities Act, will be promptly paid over, conveyed and contributed by the Founding Stockholder to the Company for no additional consideration from the Company. Further, the Founding Stockholder acknowledges and agrees that the Merger Consideration is adequate consideration for its interests in the Founding Company and for the execution, delivery and performance by the Founding Stockholder of this Agreement, the Waiver and the Letter Agreement.

        2. The Founding Stockholder acknowledges that the Company, the Underwriters, the other Founding Companies and their respective counsel will act and expend substantial additional funds and efforts towards the completion of the Offering described in the Prospectus in reliance on this Agreement, the Waiver and the Letter Agreement. The Founding Stockholder agrees to indemnify and hold harmless all such persons against any expenses or damages resulting from any breach by the Founding Stockholder of this Agreement. All such persons will be considered to be third party beneficiaries of this Agreement.

        3. The Founding Stockholder further consents to the disclosure of this Agreement in the Prospectus.

        4. The validity, construction and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to the conflicts of law provisions thereof.

        5. This Agreement as well as the Waiver and the Letter Agreement supersede all prior discussions and writings relating to the subject matter hereof and constitute the entire agreement between the parties with respect to the subject matter hereof provided that, except for the specific matters herein, nothing set forth in this Agreement shall alter or affect rights of parties in the Acquisition Agreement. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of such party and no failure or delay in enforcing any right will be deemed a waiver.

        6. The Founding Stockholder agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Founding Stockholder of this Agreement, without having to post bond.

        7. This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument, and all of which together will constitute one and the same Agreement.

HOU04:82603.1

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      PENTACON, INC.

                                      By: /s/ Mark E. Baldwin
                                      Name: Mark E. Baldwin
                                            Chairman and Chief Executive Officer

                                       By: /s/ See Attached Schedule of
                                               Signatories
                                               STOCKHOLDER

HOU04:82603.1

                                    SCHEDULE OF SIGNATORIES

Natalie Ranus
Jack C. Fatica Trust
Justin P. Fatica Trust
Jason P. Fatica Trust
Ryan A. Fatica Trust
Oak Ridge Trust
Jeff Fatica
Jack Fatica
Robert Hoyt
Donald List
Benjamin Spence, Jr.
Richard Knorr
James Mitchell
William Creecy
Michael Black
Michael Peters
Earl Milton McClure, Jr. Residuary Trust
Michelyn McClure
Mary E. McClure

The Don and Donna List Children
Educational Trust For the Benefit of
Troy A. List, Douglas Huff, Trustee

The Don and Donna List Children
Educational Trust For the Benefit of
Jeffery List, Douglas Huff, Trustee

The Don and Donna List Children
Educational Trust For the Benefit of
Courney P. List, Douglas Huff, Trustee